UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 29, 2011 (April 27, 2011)

BANCORPSOUTH, INC.
(Exact name of registrant as specified in its charter)

Mississippi	1-12991	64-0659571

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Mississippi Plaza
201 South Spring Street
Tupelo, Mississippi	38804

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (662) 680-2000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.07.	Submission of Matters to a Vote of Security Holders.
     The annual meeting of Shareholders (the “Annual Meeting”) of BancorpSouth, Inc. (the “Company”) was held on April 27, 2011. Matters submitted at the Annual Meeting and the voting results thereof were as follows:
     Proposal 1: Election of Directors. The shareholders of the Company elected each of the Class II director nominees nominated by the Company’s Board of Directors to serve until the 2014 annual meeting of shareholders or until his earlier retirement by the following vote:

			Broker
Director	For	Withheld	Non-Votes
W.G. Holliman, Jr.	50,153,691	10,388,840	11,964,644
Warren A. Hood, Jr.	59,487,227	1,055,304	11,964,644
James V. Kelley	50,112,966	10,429,565	11,964,644
Turner O. Lashlee	49,945,252	10,597,279	11,964,644
Alan W. Perry	47,664,648	12,877,883	11,964,644
     Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm. The Company’s shareholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011 by the following vote:

For	Against	Abstain
71,112,274	1,182,010	212,891
     Proposal 3: Advisory Vote on Executive Compensation. The Company’s shareholders approved, on an advisory basis, the compensation of the Company’s Named Executive Officers, as defined in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 25, 2011, by the following vote:

			Broker
For	Against	Abstain	Non-Votes
57,077,310	2,933,234	531,983	11,964,648
     Proposal 4: Advisory Vote on Frequency of Advisory Vote on Executive Compensation. The Company’s shareholders approved, on an advisory basis, three years as the frequency with which the Company should conduct an advisory vote on the compensation of the Company’s Named Executive Officers by the following vote:

				Broker
Three Years	Two Years	One Year	Abstain	Non-Votes
37,386,841	1,302,152	21,079,418	773,891	11,964,872
     Proposal 5: Approval of the BancorpSouth, Inc. Long-Term Equity Incentive Plan. The Company’s shareholders approved the BancorpSouth, Inc. Long-Term Equity Incentive Plan by the following vote:

			Broker
For	Against	Abstain	Non-Votes
55,259,323	4,508,189	775,012	11,964,650

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANCORPSOUTH, INC.
By:	/s/ Cathy S. Freeman
Cathy S. Freeman
Executive Vice President and Corporate Secretary

Date: April 29, 2011